UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Amyris, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated August 17, 2018, which was filed with the Securities and Exchange Commission on August 21, 2018 (the “Prior 8-K”), in order to file as an exhibit the underwriting agreement, dated August 17, 2018 (the “Underwriting Agreement”), by and among the Company, B. Riley FBR, Inc., Foris Ventures, LLC, Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The description of the Underwriting Agreement in the Prior 8-K is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Amendment No. 1 on Form 8–K/A and is incorporated herein by reference.

No changes have been made to the other items contained in the Prior 8-K and, accordingly, such items have not been included herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 17, 2018, by and among Amyris, Inc., B. Riley FBR, Inc., Foris Ventures, LLC, Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 24, 2018	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer